EXHIBIT 3.1

STATE of DELAWARE

CERTIFICATE of INCORPORATION

A STOCK CORPORATION

First:	The name of this Corporation is “Trimerica Energy Corporation”, hereby changing its name from “Treaty Energy Corporation,” while redomiciling from Nevada.

Second:

Its registered office is the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The registered agent in charge thereof is The Corporation Trust Company.

Third:	The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Fourth:

(a) SHARES: The total number of shares of all classes which the Corporation is authorized to have issued and outstanding is Two Billion Three Hundred Million (2,300,000,000) shares, of which stock Two Billion Two Hundred Fifty Million (2,250,000,000) shares shall be common stock in the par value of $.001 each, amounting in aggregate to Two Million Two Hundred Fifty Thousand Dollars ($2,250,000), and of which Fifty Million (50,000,000) shares shall be preferred stock in the par value of $.001 each, amounting in the aggregate to Fifty Thousand Dollars ($50,000). The board of directors is authorized, subject to limitations prescribed by law, to provide for the issuance of preferred stock in series, and to establish from time to time the number of shares to be included in each such series and the qualifications, limitations and restrictions thereof. The board of directors shall have the authority to determine by resolution all other rights.

(b) The Board of Directors has provided for the issuance of Preferred Stock of the Corporation with the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions set forth in Exhibit A hereto.

Fifth:	The name and mailing address of the incorporator are as follows:

Name: Andrew Kramer
Mailing Address 201 St. Charles Avenue, Suite 2513 New Orleans, LA, Zip Code 70170

I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this

17th day of August, A.D. 2015

Trimerica Energy Holdings, Inc.

By:	/s/ Andrew Kramer
Andrew Kramer
Vice President, General Counsel and Secretary

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Exhibit A to Articles of Incorporation

CERTIFICATE OF DESIGNATION OF CLASS A, SERIES 1 PREFERRED STOCK

The Corporation hereby establishes the following voting powers, designations, preferences, limitations, restrictions and relative rights of its Class A, Series 1 Preferred Stock, in accordance with Delaware law:

1.	The number of authorized shares of Class A, Series 1 Preferred Stock shall be 50,000,000 shares.

2.	Class A, Series 1 Preferred Stock shall have the following terms:

a.	The Par Value of each share of Class A, Series 1 Preferred Stock is $0.001.

b.	Each holder of Class A, Series 1 Preferred Stock shall have the right to one (1) vote per share, for each share owned on any matter put forth for a vote to shareholders.

c.

Each holder of Class A, Series 1 Preferred Stock may, at the election of the Board of the Company or the holder, be required to convert its shares of Class A, Series 1 Preferred Stock into shares of the Corporation's common stock at the rate of one (1) share of common stock for each share of Class A, Series 1 Preferred Stock; provided, however, a holder's ability to convert shares of Class A, Series 1 Preferred Stock into common stock is expressly conditioned upon the Corporation having sufficient authorized but unissued shares of common stock to fulfill such request. The Corporation shall have no obligation to deliver shares of common stock upon a purported conversion to a holder of Class A, Series 1 Preferred Stock should the Corporation have insufficient shares of authorized but unissued shares of common stock to fulfill such conversion request, and such conversion request shall be deemed null and void to the extent of such insufficiency.

d.

Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of Class A, Series 1 Preferred Stock shall participate in the payment or distribution made on the Company's common stock as if such shares of Class A, Series 1 Preferred Stock had been converted into shares of common stock.

e.

Each holder of Class A, Series 1 Preferred Stock shall be entitled to participate in any dividends declared by the Corporation's Board as if such shares of Class A, Series 1 Preferred Stock had been converted into shares of common stock, with any such declared dividend to subtract from any already accrued dividend.

f.

The board of directors is authorized, subject to limitations prescribed by law, to provide for the issuance of preferred stock in series, and to establish from time to time the number of shares to be included in each such series and the qualifications, limitations and restrictions thereof. The board of directors shall have the authority to determine by resolution all other rights.

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STATE of DELAWARE

CERTIFICATE of INCORPORATION

A STOCK CORPORATION

First:	The name of this Corporation is Trimerica Energy Holdings, Inc.

Second:

Its registered office is the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The registered agent in charge thereof is The Corporation Trust Company.

Third:	The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Fourth:

(a) SHARES: The total number of shares of all classes which the Corporation is authorized to have issued and outstanding is Two Billion Three Hundred Million (2,300,000,000) shares, of which stock Two Billion Two Hundred Fifty Million (2,250,000,000) shares shall be common stock in the par value of $.001 each, amounting in aggregate to Two Million Two Hundred Fifty Thousand Dollars ($2,250,000), and of which Fifty Million (50,000,000) shares shall be preferred stock in the par value of $.001 each, amounting in the aggregate to Fifty Thousand Dollars ($50,000). The board of directors is authorized, subject to limitations prescribed by law, to provide for the issuance of preferred stock in series, and to establish from time to time the number of shares to be included in each such series and the qualifications, limitations and restrictions thereof. The board of directors shall have the authority to determine by resolution all other rights.

(b) The Board of Directors has provided for the issuance of Preferred Stock of the Corporation with the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions set forth in Exhibit A hereto.

Fifth:	The name and mailing address of the incorporator are as follows:

Name: Treaty Energy Corporation Mailing Address 201 St. Charles Avenue, Suite 2513 New Orleans, LA, Zip Code 70170

I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this

17th day of August, A.D. 2015

By:	/s/ Andrew Kramer
Name:	Andrew Kramer
Title:	Vice President, General Counsel of Treaty Energy Corporation, as the incorporator

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Exhibit A to Articles of Incorporation

CERTIFICATE OF DESIGNATION OF CLASS A, SERIES 1 PREFERRED STOCK

The Corporation hereby establishes the following voting powers, designations, preferences, limitations, restrictions and relative rights of its Class A, Series 1 Preferred Stock, in accordance with Delaware law:

1.	The number of authorized shares of Class A, Series 1 Preferred Stock shall be 50,000,000 shares.

2.	Class A, Series 1 Preferred Stock shall have the following terms:

a.	The Par Value of each share of Class A, Series 1 Preferred Stock is $0.001.

b.	Each holder of Class A, Series 1 Preferred Stock shall have the right to one (1) vote per share, for each share owned on any matter put forth for a vote to shareholders.

c.

Each holder of Class A, Series 1 Preferred Stock may, at the election of the Board of the Company or the holder, be required to convert its shares of Class A, Series 1 Preferred Stock into shares of the Corporation's common stock at the rate of one (1) share of common stock for each share of Class A, Series 1 Preferred Stock; provided, however, a holder's ability to convert shares of Class A, Series 1 Preferred Stock into common stock is expressly conditioned upon the Corporation having sufficient authorized but unissued shares of common stock to fulfill such request. The Corporation shall have no obligation to deliver shares of common stock upon a purported conversion to a holder of Class A, Series 1 Preferred Stock should the Corporation have insufficient shares of authorized but unissued shares of common stock to fulfill such conversion request, and such conversion request shall be deemed null and void to the extent of such insufficiency.

d.

Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of Class A, Series 1 Preferred Stock shall participate in the payment or distribution made on the Company's common stock as if such shares of Class A, Series 1 Preferred Stock had been converted into shares of common stock.

e.

Each holder of Class A, Series 1 Preferred Stock shall be entitled to participate in any dividends declared by the Corporation's Board as if such shares of Class A, Series 1 Preferred Stock had been converted into shares of common stock, with any such declared dividend to subtract from any already accrued dividend.

f.

The board of directors is authorized, subject to limitations prescribed by law, to provide for the issuance of preferred stock in series, and to establish from time to time the number of shares to be included in each such series and the qualifications, limitations and restrictions thereof. The board of directors shall have the authority to determine by resolution all other rights.

4

STATE of DELAWARE

CERTIFICATE of INCORPORATION

A STOCK CORPORATION

First:	The name of this Corporation is Trimerica Services, Inc.

Second:

Its registered office is the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The registered agent in charge thereof is The Corporation Trust Company.

Third:	The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Fourth:

(a) SHARES: The total number of shares of all classes which the Corporation is authorized to have issued and outstanding is Two Billion Three Hundred Million (2,300,000,000) shares, of which stock Two Billion Two Hundred Fifty Million (2,250,000,000) shares shall be common stock in the par value of $.001 each, amounting in aggregate to Two Million Two Hundred Fifty Thousand Dollars ($2,250,000), and of which Fifty Million (50,000,000) shares shall be preferred stock in the par value of $.001 each, amounting in the aggregate to Fifty Thousand Dollars ($50,000). The board of directors is authorized, subject to limitations prescribed by law, to provide for the issuance of preferred stock in series, and to establish from time to time the number of shares to be included in each such series and the qualifications, limitations and restrictions thereof. The board of directors shall have the authority to determine by resolution all other rights.

(b) The Board of Directors has provided for the issuance of Preferred Stock of the Corporation with the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions set forth in Exhibit A hereto.

Fifth:	The name and mailing address of the incorporator are as follows:

Name: Trimerica Energy Holdings, Inc. Mailing Address 201 St. Charles Avenue, Suite 2513 New Orleans, LA, Zip Code 70170

I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this

17th day of August, A.D. 2015

By:	/s/ Andrew Kramer
Name:	Andrew Kramer
Title:	Vice President, General Counsel of Trimerica Energy Holdings, Inc., as the incorporator

5

Exhibit A to Articles of Incorporation

CERTIFICATE OF DESIGNATION OF CLASS A, SERIES 1 PREFERRED STOCK

The Corporation hereby establishes the following voting powers, designations, preferences, limitations, restrictions and relative rights of its Class A, Series 1 Preferred Stock, in accordance with Delaware law:

1.	The number of authorized shares of Class A, Series 1 Preferred Stock shall be 50,000,000 shares.

2.	Class A, Series 1 Preferred Stock shall have the following terms:

a.	The Par Value of each share of Class A, Series 1 Preferred Stock is $0.001.

b.	Each holder of Class A, Series 1 Preferred Stock shall have the right to one (1) vote per share, for each share owned on any matter put forth for a vote to shareholders.

c.

Each holder of Class A, Series 1 Preferred Stock may, at the election of the Board of the Company or the holder, be required to convert its shares of Class A, Series 1 Preferred Stock into shares of the Corporation's common stock at the rate of one (1) share of common stock for each share of Class A, Series 1 Preferred Stock; provided, however, a holder's ability to convert shares of Class A, Series 1 Preferred Stock into common stock is expressly conditioned upon the Corporation having sufficient authorized but unissued shares of common stock to fulfill such request. The Corporation shall have no obligation to deliver shares of common stock upon a purported conversion to a holder of Class A, Series 1 Preferred Stock should the Corporation have insufficient shares of authorized but unissued shares of common stock to fulfill such conversion request, and such conversion request shall be deemed null and void to the extent of such insufficiency.

d.

Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of Class A, Series 1 Preferred Stock shall participate in the payment or distribution made on the Company's common stock as if such shares of Class A, Series 1 Preferred Stock had been converted into shares of common stock.

e.

Each holder of Class A, Series 1 Preferred Stock shall be entitled to participate in any dividends declared by the Corporation's Board as if such shares of Class A, Series 1 Preferred Stock had been converted into shares of common stock, with any such declared dividend to subtract from any already accrued dividend.

f.

The board of directors is authorized, subject to limitations prescribed by law, to provide for the issuance of preferred stock in series, and to establish from time to time the number of shares to be included in each such series and the qualifications, limitations and restrictions thereof. The board of directors shall have the authority to determine by resolution all other rights.

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